Exhibit 99.2

IAC AMENDS CASH TENDER OFFER AND CONSENT SOLICITATION FOR
ITS 7% SENIOR NOTES DUE 2013

NEW YORK – July 24, 2008 - IAC (NASDAQ: IACI) announced today that it has amended its previously announced cash tender offer for any and all of its outstanding 7% Senior Notes due 2013 (the “Notes”) (CUSIP Nos. 902984AD5 & 902984AC7 / ISINs US902984AD51, US902984AC78 & USU9033KAA26) and related consent solicitation to amend the indenture governing the Notes. The tender offer and consent solicitation are made upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase and Consent Solicitation Statement dated July 24, 2008 (the “Amended Offer to Purchase”) and the related Amended and Restated Letter of Transmittal and Consent. Those documents more fully set forth the terms of the tender offer and consent solicitation. Holders who previously have tendered Notes do not need to retender their Notes or take any other action in response to the amendment.

The tender offer will expire at Midnight, New York City time, on Monday, August 11, 2008, unless extended or earlier terminated by IAC (the “Expiration Time”). In order to be eligible to receive the Total Consideration (as defined below) for tendered Notes, holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on Monday, August 4, 2008, unless extended or earlier terminated by IAC (the “Consent Time”). Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Time except under very limited circumstances.

The total consideration (the “Total Consideration”) offered for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Time, and accepted for payment pursuant to the tender offer and consent solicitation will be determined as specified in the tender offer and consent solicitation documents and will be equal to:

  the present value on the Settlement Date (as defined below) of all future cash flows on such Notes to January 15, 2013, the maturity date of the Notes (the “Maturity Date”), calculated in accordance with standard market practice as described in the Amended Offer to Purchase, based on the assumptions that the principal amount of the Notes would be repaid in full on the Maturity Date and that the yield to the Maturity Date is equal to the sum of (i) the yield on the 3.625% U.S. Treasury Note due December 31, 2012 (the “Reference Security”), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid-side price for the Reference Security, as of 2:00 p.m., New York City time, on July 28, 2008, the tenth business day immediately preceding the currently scheduled Expiration Time, unless such pricing determination time is extended, as displayed on the Bloomberg Government Bond Trader, Page BBT5 (the “Quotation Report”) (or any recognized quotation source selected by the Dealer Manager in its discretion if the Quotation Report is not available or is manifestly erroneous), plus (ii) 100 basis points; minus any accrued and unpaid interest from the most recent interest payment date preceding the Settlement Date to, but excluding, the Settlement Date.

The Total Consideration includes a consent payment of $30 per $1,000 principal amount of the Notes, which will be payable only in respect of the Notes purchased in the tender offer that are tendered prior to the Consent Time. Holders who validly tender their Notes after the Consent Time and prior to the Expiration Time will not be eligible to receive the consent payment pursuant to the tender offer and consent solicitation, and accordingly will only be eligible to receive an amount equal to the Total Consideration less the consent payment pursuant to the tender offer and consent solicitation. Holders whose Notes are accepted for payment in the tender offer will also be paid accrued and unpaid interest, if any, from the most recent interest payment date preceding the Settlement Date to, but excluding, the Settlement Date.

Concurrently with the tender offer, IAC is soliciting consents to proposed amendments to the indenture governing the Notes, which would eliminate substantially all of the restrictive covenants and certain events of default provisions, eliminate certain provisions relating to mergers and consolidations of and transfers of assets by the IAC and make certain conforming and related changes to the indenture and the Notes. However, because IAC has obtained consents in accordance with the previously announced Notes Exchange and Consent Agreement in respect of an amount of Notes sufficient to approve the proposed amendments in accordance with the indenture, the delivery of additional consents pursuant to the consent solicitation is not required to approve the proposed amendments. Holders may not tender their Notes without also delivering consents or deliver consents pursuant to the consent solicitation without also tendering their Notes.

IAC expects to pay for any Notes purchased pursuant to the tender offer and consent solicitation in same-day funds promptly following the Expiration Time (the date of such payment, the “Settlement Date”).

The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including (i) the Spin-Off Condition, which requires that all conditions precedent to the previously announced proposed spin-offs to IAC’s stockholders shall have been satisfied or waived by IAC and the distribution of shares of Interval Leisure Group, Inc. shall have occurred prior to the Expiration Time; and (ii) the Indenture Condition, which requires that the supplemental indenture implementing the proposed amendments shall have been executed by the indenture trustee. The tender offer is no longer conditioned on any minimum amount of Notes being tendered.

IAC is amending the terms of the tender offer and consent solicitation as set forth in the Amended Offer to Purchase pursuant to the Notes Exchange and Consent Agreement. In connection with this agreement, IAC stated that the issuance and exchange of new notes of Interval Acquisition Corp. (“Interval”) for Notes pursuant to the agreement, together with the offer to purchase and consent solicitation as amended, are being made in connection with the spin-off of ILG, and are intended to give rise to a succession event (with Interval as the sole successor to IAC) for credit derivatives purposes.

IAC has retained Morgan Stanley & Co., Incorporated to act as the Dealer Manager for the tender offer and the Solicitation Agent for the consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1941 (collect) (Attn: Liability Management). Requests for documentation may be directed to MacKenzie Partners, Inc., the Information Agent for the tender offer and consent solicitation, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. This press release also is not a solicitation of consents to the proposed amendments to the indenture and the Notes. The tender offer and consent solicitation are being made solely by means of the tender offer and consent solicitation documents, including the Amended Offer to Purchase that IAC is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Important Information
The matters discussed herein contain forward-looking statements. These statements involve risks and uncertainties. Additionally, IAC is subject to other risks and uncertainties set forth in its filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

About IAC
IAC operates leading and diversified businesses in sectors being transformed by the internet, online and offline... our mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. To view a full list of the companies of IAC please visit our website at http://iac.com.

Contacts IAC Investor Relations: Eoin Ryan (212) 314-7400	IAC Corporate Communications: Stacy Simpson/ Leslie Cafferty (212) 314-7470/ 7326